Exhibit 99.5

Customer Letter

GSB LOGO

We are proud to announce that Lynnwood Financial Group, Inc., the parent company of Golf Savings Bank, and Sterling Financial Corporation have made public their intention to merge.  Lynnwood is a privately-held stock company and Sterling Financial Corporation is a publicly-traded company. Sterling Financial Corporation is the holding company of Sterling Savings Bank, the third largest bank in the State of Washington, and is traded on NASDAQ as STSA. We will keep you informed of the details of the merger as it progresses, and notify you regarding the exciting opportunities we expect that this merger will afford you in the future.

The merger is expected to be completed in July 2006, pending Lynnwood shareholder and regulatory approval, among other things. As a customer of Golf Savings Bank, at this time you will notice no changes as a result of this merger. If you currently have a loan transaction in progress, the loan will close as planned. For all current loan and deposit customers, you will continue to experience the same great personal service you’ve come to expect from all of our Golf Savings Bank representatives. However, after the merger, we will have new products and services to further assist you with achieving your financial goals. Golf Savings Bank and Sterling Financial Corporation complement each other perfectly. We will work to make sure that the transition will be effortless for you.  You need do nothing — we will take care of the details.

We have enclosed the recent press release that outlines the details of the merger.  Additionally, we would encourage you to visit us at www.golfsavingsbank.com or Sterling at www.sterlingsavingsbank.com to learn more about Lynnwood Financial Group, Golf Savings Bank and Sterling Financial Corporation. We look forward to keeping you apprised of the progress of the merger and of the many new and exciting opportunities that will soon be available to you in over 140 branch locations.

Sincerely,

The management of Lynnwood Financial Group

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Lynnwood expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction.  Investors and security holders of Sterling and Lynnwood are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, Lynnwood and the proposed merger.  In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of Lynnwood, Sterling files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov.  These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA  99201, or by telephone at (509) 227-5389.  In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingsavingsbank.com.

Sterling, Lynnwood and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Lynnwood with respect to the transactions contemplated by the proposed merger.  Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2005 annual meeting of shareholders filed with the Securities and Exchange Commission on March 25, 2005.  A description of the interests of the directors and executive officers of Sterling and Lynnwood in the merger will be set forth in Lynnwood’s proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and Lynnwood, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and Lynnwood’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Lynnwood, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Lynnwood may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of Lynnwood may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and Lynnwood’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.